Exhibit 99.1

The Hanover Publishes Select Historical Financial Information

Reflecting Planned Changes in Business Segment Reporting;

Expects to Issue First Quarter Financial Results Under New Segment Reporting on May 3

WORCESTER, Mass., March 28, 2022 - The Hanover Insurance Group, Inc. (NYSE: THG) today published select historical quarterly and annual financial information reflecting the planned changes to the company’s segment reporting, as was announced on its fourth quarter earnings call. The change in segment reporting does not affect the company’s previously reported consolidated results of operations, underwriting ratios, financial condition or cash flows.

Beginning with first quarter 2022 reporting, the company will disaggregate the former Commercial Lines segment into Core Commercial and Specialty segments, including expenses, allocated net investment income, and other income and expenses for each. Additionally, the company will expand its reporting of top-line measures to include line of business and sub-segment net premiums written, renewal price change, retention, and other such measures. Concurrently, the company will no longer report supplemental loss ratio information by product line for its Core Commercial segment. Finally, although the company’s Personal Lines segment definition did not change, in order to streamline reporting and better align with industry practice, its homeowners sub-segment will be combined with other personal lines, which is primarily comprised of the company’s personal umbrella product.

Select historical financial information for 2019 through 2021, a supplemental presentation reflecting the changes discussed in this news release, and additional descriptions and definitions, are available in the “Investors” section of the company’s website at hanover.com.

“We are excited to provide further transparency and visibility into additional growth and profitability levers of our business,” said Jeffrey M. Farber, chief financial officer at The Hanover. “We believe the changes we have made to our reporting will give our investors and analysts an enhanced view of both our Specialty and Core Commercial businesses. Over the last decade, we have built a successful Specialty business, which has now surpassed $1 billion in net premiums written, while our Core Commercial business is approaching $2 billion in net premiums written. We are excited about the prospects within each of these businesses and look forward to discussing the financials of each in more detail on our first quarter earnings call.”

The company’s first quarter financial results are expected to be published after the market closes on Tuesday, May 3. The company expects to webcast a discussion of its results on Wednesday, May 4, at 10:00 a.m. ET, through its website at hanover.com.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, the company offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contact Information

Investors:	Media:
Oksana Lukasheva	Michael F. Buckley	Emily P. Trevallion
Email: olukasheva@hanover.com	Email: mibuckley@hanover.com	Email: etrevallion@hanover.com
1-508-525-6081	1-508-855-3099	1-508-855-3263

Definition of Reported Segments

Continuing operations following this change in segment reporting include four operating segments: Core Commercial, Specialty, Personal Lines and Other. The Core Commercial segment offers a suite of products targeted at the small to mid-size business markets, which include commercial multiple peril, commercial automobile, workers’ compensation and other commercial lines. The Specialty segment includes coverages such as management and professional liability, marine, Hanover Programs, specialty industrial and commercial property, monoline general liability, surety and other commercial lines, as well as Core Commercial products provided to Specialty customers. The Personal Lines segment markets automobile, homeowners and ancillary coverages to individuals and families. The “Other” segment includes Opus Investment Management, Inc., which provides investment management services to institutions, pension funds and other organizations, the operations of the holding company, as well as a block of run-off voluntary property and casualty pools business in which the company has not actively participated since 1995.

Forward-Looking Statements and Risk Factors

Certain statements in this document and comments made by management may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “prospects,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “should,” “could,” “continue,” “outlook,” “guidance,” “modeling,” “look forward” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and should understand the risks and uncertainties inherent in or particular to the company’s business. The company does not undertake the responsibility to update or revise such forward-looking statements.

This release should be read and interpreted in conjunction with information regarding risk factors and forward-looking information as set forth in the company’s most recently filed reports on Form 10-K and Form 10-Q and other documents filed by The Hanover Insurance Group, Inc. with the Securities and Exchange Commission (“SEC”) and that are also available at hanover.com under “Investors.”

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